UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2017 (May 9, 2017)
NEWELL BRANDS INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
221 River Street
Hoboken, New Jersey 07030
(Address of principal executive offices including zip code)
(201) 610-6600
(Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Newell Brands Inc. (the “Company”) held its Annual Meeting of Stockholders on May 9, 2017. For more information on the proposals presented at the meeting, see the Company’s Proxy Statement, filed with the Securities and Exchange Commission on March 30, 2017, the relevant portions of which are incorporated herein by reference.
The stockholders elected each of the twelve nominees to the Board of Directors for a one-year term by a majority of the votes cast:

Director	For	Against	Abstain	Broker Non-Votes
Ian G.H. Ashken	402,986,976	7,201,415	466,734	30,154,760
Thomas E. Clarke	379,222,809	31,075,211	357,105	30,154,760
Kevin C. Conroy	384,650,789	25,639,818	364,518	30,154,760
Scott S. Cowen	380,390,102	29,904,253	360,770	30,154,760
Michael T. Cowhig	404,810,932	5,447,519	396,674	30,154,760
Domenico De Sole	382,264,887	28,041,014	349,224	30,154,760
Martin E. Franklin	401,418,202	8,735,169	501,754	30,154,760
Ros L’Esperance	408,980,879	1,229,629	444,617	30,154,760
Michael B. Polk	406,755,915	3,580,726	318,484	30,154,760
Steven J. Strobel	406,756,231	3,556,525	342,369	30,154,760
Michael A. Todman	406,229,333	2,331,410	2,094,382	30,154,760
Raymond G. Viault	401,506,848	8,805,318	342,959	30,154,760

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2017:

For	438,636,225
Against	1,614,264
Abstain	559,396

The stockholders approved the advisory resolution approving executive compensation:

For	350,807,074
Against	58,802,230
Abstain	1,045,821
Broker Non-Votes	30,154,760

The stockholders voted to hold an advisory vote every year to approve executive compensation:

One Year	376,698,839
Two Years	489,614
Three Years	32,907,523
Abstain	559,149
Broker Non-Votes	30,154,760

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.
Dated: May 11, 2017	By:	/s/ Bradford R. Turner__________________ Bradford R. Turner Chief Legal Officer and Corporate Secretary